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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption 'Experts' in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-44521) and related Prospectus of Lexford Residential Trust for the registration of 10,031,282 of its common shares of beneficial interest and to the incorporation by reference therein of our report dated March with respect to the consolidated financial statements and schedules of Lexford, Inc. (formerly Cardinal Realty Services, Inc.) included in its Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                          /s/ ERNST & YOUNG LLP

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                                          Ernst & Young LLP

                                          Columbus, Ohio
                                          January 30, 1998